UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  August 9, 2016

ACXIOM CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

0-13163                                                      71-0581897
(Commission File Number)   (IRS Employer Identification No.)

P.O. Box 8190, 601 E. Third St.
Little Rock, Arkansas	72203-8190
(Address of Principal Executive Offices)	(Zip Code)

501-342-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of Matters to a Vote of Security Holders.

Acxiom Corporation's (the Company") 2016 Annual Meeting of Stockholders (the "Annual Meeting") was held on August 9, 2016, at 10:30 a.m. CDT via the Internet at www.virtualshareholdermeeting.com/ACXM16.  The Company's stockholders voted on three proposals, and the voting results for each of the proposals are described below.

1.            Election of Directors.  Richard P. Fox, Jerry D. Gramaglia and Clark M. Kokich were elected to the Company's board of directors for three-year terms expiring at the 2019 Annual Meeting of Stockholders by the following votes:

Name	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Richard P. Fox	67,755,826	1,139,760	634,452	4,542,306
Jerry D. Gramaglia Clark M. Kokich	67,712,306 67,008,002	1,188,771 1,888,153	628,961 633,883	4,542,306 4,542,306

2.            Advisory Vote on Executive Compensation.  The stockholders approved, on an advisory basis, the compensation of the Company's Named Executive Officers as disclosed in the Proxy Statement for the Annual Meeting by the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
67,646,788	1,207,817	675,433	4,542,306

3.            Ratification of KPMG as the Company's Independent Registered Public Accounting Firm.  The stockholders ratified the selection of KPMG LLP as the Company's independent registered public accounting firm for fiscal year 2017 by the following votes:

Votes For	Votes Against	Votes Abstained
73,641,985	173,856	256,503

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   August 15, 2016

ACXIOM CORPORATION

By:            /s/ Jerry C. Jones
Name:  Jerry C. Jones
Title:	Chief Ethics and Legal Officer & Executive Vice President